Exhibit 16.1

June 25, 2019

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, D.C. 20549

Re: Bonanza Creek Energy, Inc.

File No. 001-35371

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Bonanza Creek Energy, Inc. dated June 25, 2019, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP

Grant Thornton LLP

U.S. member firm of Grant Thornton International Ltd